Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-189245 and 333-194594) of Gigamon Inc. of our report dated March 9, 2015 relating to the consolidated financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 9, 2015